Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Lightstone Value Plus REIT I, Inc. on Form S-3D (No. 333-227864) of our report dated March 30, 2026 on our audits of the financial statements as of December 31, 2025 and 2024 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 30, 2026.

/s/ EisnerAmper LLP
EISNERAMPER LLP
New York, New York
March 30, 2026